Filed pursuant to Rule 424(b)(5)

Registration No. 333-290164

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 22, 2025)

AGEAGLE AERIAL SYSTEMS INC.

100,000 shares of Series G Convertible Preferred Stock

(and the Shares of Common Stock issuable upon conversion of such Series G Convertible Preferred Stock)

We are offering 100,000 shares of our newly designated Series G Convertible Preferred Stock, par value $0.001 per share (the “Series G Preferred Stock”), in a registered direct offering to certain investors (the “Investors”) pursuant to this prospectus supplement, the accompanying prospectus, and a Securities Purchase Agreement, dated as of November 5, 2025, by and between us and the Investors (the “Purchase Agreement”). The initial conversion price of the Series G Preferred Stock will be $1.23, subject to adjustment as provided therein and for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions (the “Initial Series G Conversion Price”). At the Initial Series G Conversion Price, the Series G Preferred Stock is convertible into an aggregate of 81,300,814 shares (the “Conversion Shares”) of our common stock, par value $0.001 per share (the “Common Stock”). We are also registering the Conversion Shares (including any additional shares of Common Stock issuable upon anti-dilution adjustments).

Pursuant to the terms of the Purchase Agreement, the Company agreed to sell, and the Investors, severally and not jointly, agreed to purchase an aggregate of 12,000 shares of Series G Preferred Stock (the “Initial Series G Stock”), based on a stated value of $1,000 per share of Series G Preferred Stock (the “Stated Value”) on the closing date of the Initial Series G Stock pursuant to the Purchase Agreement (the “Initial Closing Date”). In addition, pending stockholder approval (“Stockholder Approval”) regarding the issuance of Conversion Shares to the Investors in excess of 19.99% of the issued and outstanding shares of Common Stock as of the date of the Purchase Agreement (the “Initial Issuable Maximum”), which the Company is required to obtain by 75 days following the Initial Closing Date the Purchase Agreement, the Investors have, severally and not jointly, the right to purchase from time to time up to 88,000 additional shares of Series G Preferred Stock (the “Additional Series G Stock”) subject to the terms and conditions set forth in the Purchase Agreement. See “Risk Factors––Risks Related to this Offering and Our Common Stock––If we fail to obtain Stockholder Approval regarding the issuance of Conversion Shares in excess of the Initial Issuable Maximum, we may not receive all of the anticipated benefits of the Purchase Agreement.” The conversion price of the Additional Series G Stock will be equal to the lesser of (i) the then-current conversion price of the Series G Preferred Stock and (ii) 75% of the Minimum Price (as defined in Section 713(c) of the NYSE American LLC Company Guide) on the trading day immediately prior to the issuance of each such Additional Series G Stock (the “Additional Series G Conversion Price”), provided that, the Additional Series G Conversion Price may not be less than $1.00 (the “Floor Conversion Price”), subject to adjustment for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions. The Floor Conversion Price may be waived by us, in our sole discretion. See “Description of Securities We Are Offering––Series G Convertible Preferred Stock” for additional information.

We may receive up to $100.0 million in aggregate gross proceeds from the Investors under the Purchase Agreement in connection with sales of our Series G Preferred Stock. However, the actual proceeds from the Investors may be less than this amount depending on the number of shares of our Series G Preferred Stock purchased by the Investors, even if we obtain Stockholder Approval.

The shares of Initial Series G Stock are expected to be delivered to the Investors on or about November 7, 2025, subject to the satisfaction of certain conditions. Upon an Investor’s conversion of shares of Series G Preferred Stock, it is expected that the applicable Conversion Shares will be delivered to such Investor within one trading day of the Company receiving a conversion notice with respect to such shares of Series G Preferred Stock from such Investor.

Our Common Stock is listed on the NYSE American under the symbol “UAVS.” On November 5, 2025, the last reported sale price of our Common Stock on the NYSE American was $1.70 per share. There is no established public trading market for the Series G Preferred Stock being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing the Series G Preferred Stock on any national securities exchange or other trading market. Without an active market, the liquidity of the Series G Preferred Stock will be limited. We have not arranged to place the funds from the Investors in an escrow, trust or similar account.

You should rely only on the information contained herein or incorporated by reference in this prospectus supplement. We have not authorized any other person to provide you with different information.

No placement agent is involved in this offering. The gross proceeds to us, before expenses, will be up to $100,000,000, assuming the sale of all the Additional Series G Stock. We estimate the total expenses of this offering will be approximately $3,135,000.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement, any similar section contained in the accompanying prospectus and under similar headings in the other documents that are incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 5, 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333- 290164) that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process, which registration statement was filed on September 10, 2025 and declared effective on September 22, 2025. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $100.0 million, of which this offering is a part.

This document consists of two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering, and may add, update or change information contained in the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. In general, when we refer to this “prospectus”, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information.” These documents contain information you should carefully consider when deciding whether to invest in our securities.

If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on this prospectus supplement and the information incorporated or deemed to be incorporated by reference in this prospectus supplement or in any free writing prospectuses we provide you. We have not authorized anyone to provide you with information that is in addition to, or different from, that contained or incorporated by reference in this prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus supplement is accurate as of any date other than as of the date of this prospectus supplement or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement or any sale of our Common Stock. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the shares of Common Stock to which it relates, nor does this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus supplement to “AgEagle,” “the Company,” “we,” “us,” “our” and similar references refer to AgEagle Aerial Systems, Inc., a Nevada corporation, and where appropriate our consolidated subsidiaries.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement, the accompanying prospectus, or any related free writing prospectus are the property of their respective owners.

ii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights information contained elsewhere in this prospectus supplement or incorporated by reference herein and does not contain all the information that may be important to purchasers of our securities. Prospective purchasers of our securities should carefully read the entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. Prospective purchasers of our securities should also carefully read the information incorporated by reference into this prospectus supplement, including our financial statements, and the exhibits to the registration statement of which this prospectus supplement is a part.

Company Overview

Our Company

AgEagle, through its wholly owned subsidiaries, is actively engaged in designing and delivering best-in-class drones, sensors and software that solve important problems for our customers. Founded in 2010, AgEagle was originally formed to pioneer proprietary, professional-grade, fixed-winged drones and aerial imagery-based data collection and analytics solutions for the agriculture industry. Today, the Company is earning distinction as a globally respected market leader offering customer-centric, advanced, autonomous uncrewed aerial systems (“UAS”) which drive revenue at the intersection of flight hardware, sensors and software for industries that include military/defense, public safety, surveying/mapping, agriculture, and utilities/engineering, among others. AgEagle has also achieved numerous regulatory firsts, including earning governmental approvals for its commercial and tactical drones to fly Beyond Visual Line of Sight (“BVLOS”) and/or Operations Over People (“OOP”) in the United States, Canada, Brazil and the European Union and being awarded Blue UAS certification from the Defense Innovation Unit of the U.S. Department of Defense (“DoD”).

AgEagle’s shift and expansion from solely manufacturing fixed-wing farm drones in 2018, to offering what the Company believes is one of the industry’s best fixed-wing, full-stack drone solutions, culminated in 2021 when the Company acquired three market-leading companies engaged in producing UAS airframes, sensors and software for commercial and government use. In addition to a robust portfolio of proprietary, connected hardware and software products; an established global network of over 200 UAS resellers; and enterprise customers worldwide; these acquisitions also brought AgEagle a highly valuable workforce comprised largely of experienced engineers and technologists with deep expertise in the fields of robotics, automation, manufacturing and data science. In 2022, the Company successfully integrated all three acquired companies with AgEagle to form one global company focused on taking autonomous flight performance to a higher level.

Our core technological capabilities include robotics and robotics systems autonomy; advanced thermal and multispectral sensor design and development; embedded software and firmware; secure wireless digital communications and networks; lightweight airframes; small UAS (“sUAS”) design, integration and operations; power electronics and propulsion systems; controls and systems integration; fixed wing flight; flight management software; data capture and analytics; human-machine interface development and integrated mission solutions.

The Company is currently headquartered in Wichita, Kansas, where we house our sensor manufacturing operations, and we manufacture drones in Lausanne, Switzerland. We also operate a distribution and service center for our drone products in Raleigh, North Carolina, which supports our international business activities.

On September 11, 2025, the Company completed a comprehensive rebrand and began operating under the name EagleNXT. We believe the new brand reflects the Company’s evolution, its sharpened strategic focus, and its mission to deliver the intelligence that safeguards and empowers the world and underscores the Company’s commitment to advancing best-in-class drones, sensors, and software that serve both government and commercial markets.

We intend to grow our business and preserve our leadership position by developing new drones, sensors and software and capturing a significant share of the global drone market. In addition, we expect to accelerate our growth and expansion through strategic acquisitions of companies offering distinct technological and competitive advantages and have defensible intellectual property protection in place, if applicable.

S-1

Special Meeting of the Stockholders

Promptly after the closing of this offering, but in no event later than 75 days following the Initial Closing Date under the Purchase Agreement, we will hold a special meeting of our stockholders (the “Special Meeting”) to seek the requisite Stockholder Approval regarding the issuance of Conversion Shares to the Investors in excess of the Initial Issuable Maximum. The approval of such issuance requires a majority of the votes cast at the Special Meeting by the holders of shares entitled to vote thereon. The holders of Common Stock have the right to cast one vote per share of Common Stock on each matter. The holders of the shares of Series G Preferred Stock purchased in this offering will not be entitled to vote at the Special Meeting.

Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we may take advantage of certain reduced disclosure obligations available to smaller reporting companies, including the exemption from compliance with the auditor attestation requirements pursuant to the Sarbanes-Oxley Act of 2022, reduced disclosure about our executive compensation arrangements and the requirements to provide only two years of audited financial statements in our annual reports and registration statements. We will continue to be a “smaller reporting company” as long as (1) we have a public float (i.e., the market value of our Common Stock held by non-affiliates) less than $250 million calculated as of the last business day of our most recently completed second fiscal quarter, or (2) our annual revenues are less than $100 million for our previous fiscal year and we have either no public float or a public float of less than $700 million as of the end of that fiscal year’s second fiscal quarter. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Exchange Listing

Our Common Stock is listed on the NYSE American under the symbol “UAVS.”

General Corporate Information

We were incorporated in the State of Nevada on April 22, 2015. Our principal executive offices are located at 8201 E. 34th Street N., Suite 1307, Wichita, Kansas 67226 and our telephone number is 620-325-6363. Our website address is http://www.ageagle.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

S-2

THE OFFERING

Issuer	AgEagle Aerial Systems Inc.

Preferred Stock

100,000 shares of Series G Preferred Stock.

The Series G Preferred Stock will be convertible into shares of our Common Stock (subject to adjustment as provided in the certificate of designation of the Series G Preferred Stock (the “Series G Certificate of Designation”)). At the Initial Series G Conversion Price, the Series G Preferred Stock is convertible into an aggregate of 81,300,814 shares of Common Stock.

Offering price	$1,000 per share of Series G Preferred Stock.

Common Stock outstanding before this offering	38,001,858 shares of Common Stock (as of November 5, 2025).

Common Stock to be outstanding after this offering	119,302,672 shares of Common Stock, assuming the sale of all the Additional Series G Stock and the conversion of all of the shares of Series G Preferred Stock at the Initial Series G Conversion Price.

Use of proceeds	We estimate that we will receive net proceeds of approximately $96,865,000 from this offering, assuming the sale of all the Additional Series G Stock. See “Use of Proceeds” on page S-8.

Risk factors	You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement for a discussion of factors to consider before deciding to invest in our securities.

Listing	Our Common Stock is listed on the NYSE American under the symbol “UAVS.” There is no established public trading market for the Series G Preferred Stock being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing the Series G Preferred Stock on any national securities exchange or other trading market. Without an active market, the liquidity of the Series G Preferred Stock will be limited.

Outstanding Shares

The number of shares of Common Stock outstanding after the offering is based on 38,001,858 shares outstanding as of November 5, 2025, and excludes as of such date:

●	1,557,252 shares issuable upon exercise of outstanding warrants with a weighted average price of $1.22 per share;

●	106,797 shares reserved for future issuance under the Company’s 2017 Omnibus Equity Incentive Plan (the “Incentive Plan”); and

●	1,557,252 shares of Common Stock issuable upon conversion of 2,675 outstanding shares of Series F Convertible Preferred Stock (the “Series F Stock”).

S-3

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which descriptions are incorporated by reference herein, as well as this prospectus supplement, the accompanying prospectus, the other information contained or incorporated by reference in this prospectus supplement or in the accompanying prospectus before making a decision to invest in our securities. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.” This prospectus supplement is qualified in its entirety by these risk factors.

Risks Related to this Offering and Our Common Stock

Future sales of substantial amounts of our Common Stock could adversely affect the market price of our Common Stock.

Future sales of substantial amounts of our Common Stock, or securities exercisable for or convertible or exchangeable into shares of our Common Stock, into the public market, including shares of our Common Stock issued upon conversion or exercise, as applicable, of the Series G Preferred Stock, warrants or options, or perceptions that those sales could occur, could adversely affect the prevailing market price of our Common Stock and our ability to raise capital in the future.

In the event that all of the shares of Series G Preferred Stock being offered are converted at the Initial Series G Conversion Price, we would issue 81,300,814 Conversion Shares pursuant to the Purchase Agreement, which represents approximately 214% of the number of shares of Common Stock that we currently have outstanding. Resales of substantial amounts of the Conversion Shares, together with shares of our Common Stock issuable upon conversion or exercise of derivative securities, could have a negative effect on our stock price.

We may be required to raise additional financing by issuing new securities with terms or rights superior to those of our existing securityholders, which could adversely affect the market price of shares of Common Stock and our business.

We will require additional financing to fund future operations, including expansion in current and new markets, development and acquisition, capital costs and the costs of any necessary implementation of technological innovations or alternative technologies. We may not be able to obtain financing on favorable terms, if at all. If we raise additional funds by issuing equity securities, the percentage ownership of our current stockholders will be reduced, and the holders of the new equity securities may have rights superior to those of our existing securityholders, which could adversely affect the market price of Common Stock and the voting power of shares of Common Stock. If we raise additional funds by issuing debt securities, the holders of these debt securities would similarly have some rights senior to those of our existing securityholders, and the terms of these debt securities could impose restrictions on operations and create a significant interest expense for us which could have a materially adverse effect on our business.

Future issuances of preferred stock may adversely affect the market price for Common Stock.

Additional issuances and sales of preferred stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for Common Stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

S-4

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We will have broad discretion in the application of the net proceeds from this offering and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. You may not agree with our decisions, and our use of the proceeds may not yield any return on your investment. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our failure to apply the net proceeds of this offering effectively could compromise our ability to pursue our growth strategy and we might not be able to yield a significant return, if any, on our investment of these net proceeds.

There is substantial doubt about our ability to continue as a going concern

As of June 30, 2025, we had a working capital of $9,105,278 and cash on hand of $5,502,584. For the six months ended June 30, 2025, we incurred a loss from operations of $3,070,172, a decrease of $1,864,184, or 37.8%, as compared to $4,934,356 for the six months ended June 30, 2024. During the three months ended June 30, 2025, we used cash in our operating activities of $4,039,685. As of June 30, 2025, we did not have sufficient cash on hand to meet our financial obligations for the next twelve months and will require additional working capital.

While we have historically been successful in raising capital to meet our working capital needs, the ability to continue raising such capital to enable us to continue our growth is not guaranteed. Our ability to raise additional funds will depend on financial, economic, and other factors, many of which are beyond our control. We cannot be certain that additional funding will be available on acceptable terms. Except as described in this prospectus supplement, we have no committed source of additional capital and if we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we may be forced to delay, reduce, or terminate our business activities.

Our executive officers and directors may sell shares of their stock, and these sales could adversely affect our stock price.

Sales of our Common Stock by our executive officers and directors, or the perception that such sales may occur, could adversely affect the market price of our Common Stock. Our executive officers and directors may sell stock in the future, either as part, or outside, of trading plans under Rule 10b5-1 under the Exchange Act.

If we fail to obtain Stockholder Approval regarding the issuance of the Conversion Shares in excess of the Initial Issuable Maximum, we may not receive all of the anticipated benefits of the Purchase Agreement.

Pursuant to the terms of the Purchase Agreement, the Company has agreed to seek approval under the applicable rules and regulations of the NYSE American from the stockholders of the Company with respect to the transactions contemplated by the Purchase Agreement, including the issuance of all of the Conversion Shares in excess of the Initial Issuable Maximum as of the Initial Closing Date. If Stockholder Approval is not obtained, the Investors will not be able to purchase any of the shares of Additional Series G Stock, which would decrease the amount of proceeds we anticipate receiving from the Investors’ purchase of the Series G Preferred Stock. If we are unable to obtain Stockholder Approval, we may not be able to receive the full amount of proceeds we anticipate receiving pursuant to the terms of the Purchase Agreement, which could have a materially adverse effect on our business and our ability to make capital expenditures.

The Series G Preferred Stock is not listed for trading on any exchange, so the ability to trade the Series G Preferred Stock is limited.

There is no established public trading market for the Series G Preferred Stock being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing the Series G Preferred Stock on any national securities exchange or other trading market. Without an active market, the liquidity of the Series G Preferred Stock will be limited.

The Series G Certificate of Designation contains anti-dilution provisions that may result in the reduction of the conversion price in the future. This feature may result in an indeterminate number of shares of Common Stock being issued upon conversion of the Series G Preferred Stock. Sales of these shares will dilute the interests of other security holders and may depress the price of our Common Stock and make it difficult for us to raise additional capital.

The Series G Certificate of Designation contains anti-dilution provisions, which provisions require the lowering of the applicable conversion price, as then in effect, to the purchase price of equity or equity-linked securities issued in subsequent offerings. If in the future, while any of our Series G Preferred Stock is outstanding, we issue securities at an effective Common Stock purchase price of less than the applicable conversion price of our Series G Preferred Stock, as then in effect, we will be required, subject to certain limitations and adjustments as provided in the Series G Certificate of Designation, to potentially further reduce the relevant conversion price, which could result in a greater number of shares of Common Stock being issuable upon conversion of the Series G Preferred Stock, which in turn would have a greater dilutive effect on our shareholders. We may find it more difficult to raise additional equity capital while any of our Series G Preferred Stock is outstanding.

S-5

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein contain forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, or the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management and involve risks and uncertainties. Forward-looking statements include statements regarding our plans, strategies, objectives, expectations and intentions, which are subject to change at any time at our discretion. Forward-looking statements include our assessment, from time to time, of our competitive position, the industry environment, potential growth opportunities, the effects of regulation and events outside of our control, such as natural disasters, wars or health epidemics. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions.

Forward-looking statements are merely predictions and therefore inherently subject to uncertainties and other factors which could cause the actual results to differ materially from the forward-looking statement. These uncertainties and other factors include, among other things:

●	unexpected technical and marketing difficulties inherent in major research and product development efforts;

●	our ability to remain a market innovator, to create new market opportunities, and/or to expand into new markets;

●	the potential need for changes in our long-term strategy in response to future developments;

●	our ability to attract and retain skilled employees;

●	our ability to raise sufficient capital to support our operations and fund our growth initiatives;

●	unexpected changes in significant operating expenses, including components and raw materials;

●	any disruptions or threatened disruptions to or relations with our resellers, suppliers, customers and employees, including shortages in components for our products;

●	changes in the supply, demand and/or prices for our products;

●	increased competition, including from companies which may have substantially greater resources than we have, and, in the uncrewed aircraft systems segments from lower-cost commercial drone manufacturers who may seek to enhance their systems’ capabilities over time;

●	the complexities and uncertainty of obtaining and conducting international business, including export compliance and other reporting and compliance requirements;

●	the impact of potential security and cyber threats or the risk of unauthorized access to our, our customers’ and/or our suppliers’ information and systems;

●	uncertainty in the customer adoption rate of commercial use uncrewed aerial systems;

●	changes in the regulatory environment and the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements;

●	our ability to continue to successfully integrate acquired companies into our operations, including the ability to timely and sufficiently integrate international operations into our ongoing business and compliance programs;

S-6

●	failure to develop new products or integrate new technology into current products;

●	unfavorable results in legal proceedings to which we may be subject;

●	failure to establish and maintain effective internal control over financial reporting; and

●	general economic and business conditions in the United States and elsewhere in the world, including the impact of inflation.

Any forward-looking statement in this prospectus supplement, the accompanying prospectus, the documents we incorporate by reference herein and therein, and in any related free writing prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our business, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus supplement and the accompanying prospectus and the documents that we reference herein and therein and have filed as exhibits hereto and thereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus supplement and the accompanying prospectus also contain or may contain estimates, projections and other information concerning our industry, our business and the markets for our products, including data regarding the estimated size of those markets and their projected growth rates. We obtained the industry and market data in this prospectus supplement and the accompanying prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty, including those discussed in “Risk Factors.” We caution you not to give undue weight to such projections, assumptions and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

S-7

USE OF PROCEEDS

We expect that net proceeds to us from this offering will be approximately $96,865,000, assuming all of the shares of Additional Series G Stock are purchased by the Investors, after deducting fees and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes.

The amounts and timing of our actual use of the net proceeds will vary depending upon numerous factors, including the amount and timing of the proceeds we receive from this offering. Expenditures will also depend upon the availability of additional financing and other factors. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of shares of our securities. In addition, we might decide to postpone or not pursue certain activities if the net proceeds from this offering and any other sources of cash are less than expected.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds.

S-8

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Common Stock. We intend to retain future earnings, if any, to finance the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors our board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

S-9

DILUTION

If you invest in our Common Stock, your ownership interest will be diluted by the difference between the price per share you pay and the net tangible book value per share of our Common Stock immediately after this offering.

Our net tangible book value as of June 30, 2025, was approximately $16.6 million, or $0.49 per share of our Common Stock. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of Shares in this offering and the net tangible book value per share of our Common Stock immediately after this offering.

After giving effect to the sale of 100,000 Series G Preferred Stock in this offering at the Stated Value, and assuming the conversion of all Series G Preferred Stock into 81,300,814 shares of Common Stock (assuming a conversion at the Initial Series G Conversion Price), and after deducting the estimated fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2025, would have been approximately $115,333,146 or $0.99 per share of our Common Stock. This represents an immediate increase in net tangible book value of $0.50 per share of our Common Stock to existing stockholders and immediate dilution in net tangible book value of $0.24 per share of our Common Stock to new investors purchasing our Common Stock in this offering at the applicable conversion price. The following table illustrates this dilution on a per share basis:

Initial Series G Conversion Price per share of Common Stock		$1.23
Net tangible book value per share of Common Stock as of June 30, 2025	$0.49
Increase in net tangible book value per share of Common Stock attributable to this offering	$0.50
As adjusted net tangible book value per share of Common Stock after giving effect to this offering		$0.99
Dilution to new investors per share of Common Stock		$0.24

The number of shares of Common Stock outstanding after the offering is based on 38,001,858 shares outstanding as of November 5, 2025, and excludes as of such date:

●	1,557,252 shares issuable upon exercise of outstanding warrants with a weighted average price of $1.22 per share;

●	106,797 shares reserved for future issuance under the Company’s Incentive Plan; and

●	1,557,252 shares of Common Stock issuable upon conversion of 2,675 outstanding shares of Series F Stock.

S-10

DESCRIPTION OF SECURITIES WE ARE OFFERING

Series G Convertible Preferred Stock

The Company is offering up to 100,000 shares of its Series G Preferred Stock in this offering at the Stated Value. The following are the principal terms of the Series G Preferred Stock. The following summary is not intended to be a complete summary of the rights and preferences of the Series G Preferred Stock, and is qualified by reference to our Amended and Restated Articles of Incorporation (“Articles”), our Second Amended and Restated Bylaws, the Series G Certificate of Designation and Chapter 78 of the Nevada Revised Statutes (the “NRS”).

Dividends

Holders of the Series G Preferred Stock will be entitled to receive dividends when and as declared by the board of directors of the Company (the “Board”) from time to time in its sole discretion. If, at any time while any shares of the Series G Preferred Stock are outstanding, we pay a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (as defined in the Series G Certificate of Designation), the conversion price used to calculate the number of shares issuable will be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such payment divided by the number of shares of Common Stock outstanding immediately after such payment, with such amount then being multiplied by the then-current conversion price.

Voting Rights

The Series G Preferred Stock has no voting rights, except as required by law (including, without limitation, the NRS) and as expressly provided in the Series G Certificate of Designation. The Series G Certificate of Designation provides that the approval of the holders of a majority of the then-outstanding shares of Series G Preferred Stock is required for the Company to (i) alter or change adversely the powers, preferences or rights given to the Series G Preferred Stock, (ii) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined below) senior to, or otherwise pari passu with, the Series G Preferred Stock, (iii) amend its Articles or other charter documents in any manner that adversely affects any rights of such holders, (iv) increase the number of authorized shares of Series G Preferred Stock, or (v) enter into any agreement with respect to any of the foregoing. Similarly, Section 78.207 of the NRS provides that the Company may not alter or change adversely any preference or any relative or other right of the Series G Preferred Stock without the approval of the holders of a majority of the then-outstanding shares of Series G Preferred Stock.

Liquidation

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), holders of the Series G Preferred Stock will be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon, if any, and any other fees or liquidated damages then due and owing thereon under the Series G Certificate of Designation, for each share of Series G Preferred Stock before any distribution or payment shall be made to the holders of any Junior Securities (as defined in the Series G Certificate of Designation), and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to such holders shall be ratably distributed among such holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Conversion

The Series G Preferred Stock is convertible into the Conversion Shares. The conversion price of the Initial Series G Preferred Stock is the Initial Series G Conversion Price. The Additional Series G Conversion Price can be adjusted as set forth in the Series G Certificate of Designation, provided that, the Additional Series G Conversion Price may not be less than the Floor Conversion Price, subject to adjustment for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions. The conversion price and the number of shares of Common Stock purchasable upon the conversion of the Series G Preferred Stock are also subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable conversion price (subject to certain exceptions).

S-11

Exchange Cap

The Series G Preferred Stock will not be convertible into shares of Common Stock in excess of the Initial Issuable Maximum except in the event that we obtain Stockholder Approval.

Beneficial Ownership Limitation

The Series G Preferred Stock cannot be converted to Common Stock if the holder and its affiliates would beneficially own more than 9.99% at the election of the holder of the outstanding Common Stock. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Exchange Listing

There is no established public trading market for the Series G Preferred Stock being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing the Series G Preferred Stock on any national securities exchange or other trading market.

Common Stock

We are also registering the Common Stock issuable upon the conversion of the Series G Preferred Stock or, at our election, the payment of dividends in shares of Common Stock, as applicable. The material terms and provisions of our Common Stock are described under the caption “Description of Capital Stock” in the accompanying prospectus beginning on page S-10 thereof.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is EQ Shareowner Services.

Listing

Our Common Stock is listed on the NYSE American under the symbol “UAVS.”

S-12

PLAN OF DISTRIBUTION

We have entered into the Purchase Agreement with the Investors who have agreed, subject to the terms and conditions therein, to purchase the Series G Preferred Stock. The Purchase Agreement provides that the obligations of the Investors are subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business, the receipt of customary closing certificates, and, with respect to the Additional Series G Stock, us obtaining Stockholder Approval (collectively, the “Additional Closing Conditions”). These Additional Closing Conditions include:

●	the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect (as defined in the Purchase Agreement), in all respects) when made and on the Additional Closing Date (as defined in the Purchase Agreement) of the representations and warranties of the Company contained therein (unless as of a specific date therein in which case they shall be accurate in all material respects or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

●	that all obligations, covenants and agreements of the Company required to be performed at or prior to the Additional Closing Date shall have been performed;

●	the delivery by the Company of (i) a certificate or a book-entry statement evidencing a number of Additional Series G Stock equal to such Investor’s Additional Subscription Amount (as defined in the Purchase Agreement) divided by Stated Value, registered in the name of such Investor and (ii) an officers’ Certificate, executed by the Chief Executive Officer and the Chief Financial Officer, certifying that the Company has performed all covenants to be performed by it pursuant to the Transaction Documents (as defined in the Purchase Agreement), that all representations and warranties contained in Article 3 thereof remain true and correct as of the date of the Additional Closing Date;

●	that Investors are not in possession of any material non-public information of the Company;

●	that the Company shall have obtained Stockholder Approval;

●	that there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

●	that the Equity Conditions (as defined in the Series G Certificate of Designation) shall have been met (or waived, in whole or in part, by the subscribing Investor) and the Closing Price shall not be less than the Conversion Price;

●	that the Company shall not be or become in default of any other Indebtedness (as defined in the Purchase Agreement);

●	that the Company shall have obtained approval of the Company’s principal Trading Market (as defined in the Purchase Agreement) to list or designate for quotation the Conversion Shares; and

●	that from the date hereof to the Additional Closing Date, trading in the Common Stock shall not have been suspended by the SEC or the Company’s principal Trading Market, and, at any time prior to the Additional Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the applicable shares of Series G Preferred Stock at the Additional Closing Date.

S-13

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of us and the Investors. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between us and the Investors and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

We expect to deliver the Initial Series G Stock on or about November 7, 2025, subject to satisfaction of customary closing conditions. The delivery of the Additional Series G Stock will be dependent on (i) us obtaining Stockholder Approval, (ii) the Investors’ decision to purchase the Additional Series G Stock and (iii) the satisfaction of the Additional Closing Conditions. Upon an Investor’s conversion of shares of Series G Preferred Stock, it is expected that the shares of Common Stock underlying such shares of Series G Preferred Stock will be delivered to such Investor within one trading day of the Company receiving a conversion notice from such Investor.

The foregoing does not purport to be a complete statement of the terms and conditions of the securities purchase agreement. A copy of the form of the Purchase Agreement with the Investors was filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Incorporation By Reference” and “Where You Can Find More Information.”

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Listing

Our Common Stock is currently traded on the NYSE American under the symbol “UAVS.” On November 5, 2025, the last reported sale price of Common Stock was $1.70 per share.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is EQ Shareowner Services.

Subsequent Equity Sales

We have agreed with the Investors that neither us nor any subsidiary will (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents or (ii) file any registration statement or any amendment or supplement thereto, other than this prospectus supplement or filing of a registration statement on Form S-8 in connection with any employee benefit plan for a period of 90 days following the Initial Closing Date.

Until no Investor holds any shares of Series G Preferred Stock or any shares of Common Stock underlying such shares, we are prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock equivalents (or a combination of units thereof) involving a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby the Company may issue securities at a future determined price.

In addition, unless Stockholder Approval has been obtained and deemed effective, neither the Company nor any subsidiary shall make any issuance whatsoever of Common Stock or Common Stock equivalents which would exceed 9.99% of the outstanding shares of the Company’s Common Stock.

Each of the foregoing restrictions is subject to certain exceptions provided for in the Purchase Agreement.

Lead Investor Fees

We have agreed to pay the lead investor, with Alpha Capital Anstalt (“Alpha”), an onboarding fee equal to 3% of the aggregate Stated Value of the shares of Series G Preferred Stock issued at each closing, in each case, which shall be withheld by the lead investor from its applicable subscription amount. We have also agreed to reimburse the lead investor for (i) its reasonable and documented legal fees and expenses of $125,000, which sum shall be withheld from the lead investor’s subscription amount on the Initial Closing Date and (ii) certain expenses incurred by it in connection with each closing, including legal fees of the lead investor’s counsel, in the amount of $1,000

Indemnification

We have agreed to indemnify each of the Investors against certain liabilities, including certain liabilities arising under state or federal securities laws, or to contribute to payments that an Investor may be required to make for these liabilities.

S-14

LEGAL MATTERS

The validity of the securities being offered by this prospectus supplement will be passed upon by Duane Morris LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements of AgEagle for the two years ended December 31, 2024 and 2023 have been audited by Withum Smith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon appearing in AgEagle’s Annual Report on Form 10-K for the year ended December 31, 2024, and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report, which includes an explanatory paragraph on our ability to continue as a going concern, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. We have not authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement.

We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Additional information about the Company is contained at our website, www.ageagle.com. Information on our website is not incorporated by reference into this prospectus supplement. We make available on our website our SEC filings as soon as reasonably practicable after those reports are filed with the SEC.

S-15

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus supplement is 001-36312. The documents incorporated by reference into this prospectus supplement contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus supplement:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 31, 2025;

●	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 15, 2025 and August 14, 2025, respectively;

●	Our Current Reports on Form 8-K filed with the SEC on February 10, 2025, April 4, 2025, April 16, 2025, April 29, 2025, June 12, 2025, June 18, 2025, July 9, 2025, July 14, 2025, September 11, 2025, and November 6, 2025 (other than information in such Current Reports deemed to have been furnished and not filed in accordance with the rules of the SEC);

●	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2025; and

●	The description of our Common Stock set forth in: (i) our registration statement on Form 8-A filed with the SEC on June 12, 2014, including any amendments thereto or reports filed for the purposes of updating this description, and (ii) Exhibit 4.1 to our amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023 filed with the SEC on November 27, 2024.

We also incorporate by reference into this prospectus supplement all documents (other than portions of those documents not deemed filed) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, which will become a part of this prospectus from the date that such documents are filed with the SEC. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Information in such future filings updates and supplements the information provided in this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement, including exhibits that are specifically incorporated by reference into such documents. You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

AgEagle Aerial Systems Inc.

8201 E. 34th Street North, Suite 1307

Wichita, Kansas 67226

(620) 325-6363

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

You may also access these documents, free of charge, on the SEC’s website at www.sec.gov or on our website, www.ageagle.com. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus supplement or the accompanying prospectus.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement or incorporated by reference into this prospectus supplement. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

S-16

PROSPECTUS

$100,000,000

AGEAGLE AERIAL SYSTEMS INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may, from time to time, offer and sell up to $100,000,000 of any combination of our common stock, par value $0.001, preferred stock, debt securities, warrants or units described in this prospectus, either individually or in combination with other securities, at prices and on terms described in one or more supplements to this prospectus. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock, or debt securities upon the exercise of warrants.

This prospectus provides you with a general description of the securities that we may offer. Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.

Securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on the NYSE American under the symbol “UAVS.” On September 9, 2025, the last reported sale price of our common stock on the NYSE American was $1.91 per share.

The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on any securities market or other exchange of the specific security covered by such prospectus supplement.

As of the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates is approximately $105,000,000, which is calculated based on 35,216,147 shares of our outstanding common stock held by non-affiliates and a price of $2.98 per share, the closing price of our common stock on July 24, 2025, which is the highest closing sale price of our common stock on the NYSE American within the prior 60 days of this prospectus. During the prior twelve calendar month period that ends on and includes the date hereof, we have not offered or sold any of our common stock pursuant to General Instruction I.B.6 to Form S-3. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75 million.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 of this prospectus and contained in any applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 10, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell from time to time in one or more offerings up to a total dollar amount of $100,000,000 of common stock, preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or as units in combination with other securities as described in this prospectus. Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under “Where You Can Find More Information,” before buying any of the securities being offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “AgEagle,” “the Company,” “we,” “us,” “our” and similar references refer to AgEagle Aerial Systems, Inc., a Nevada corporation, and where appropriate our consolidated subsidiaries.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

ii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all the information that may be important to purchasers of our securities. Prospective purchasers of our securities should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Prospective purchasers of our securities should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

Our Company

AgEagle, through its wholly owned subsidiaries, is actively engaged in designing and delivering best-in-class drones, sensors and software that solve important problems for our customers. Founded in 2010, AgEagle was originally formed to pioneer proprietary, professional-grade, fixed-winged drones and aerial imagery-based data collection and analytics solutions for the agriculture industry. Today, the Company is earning distinction as a globally respected market leader offering customer-centric, advanced, autonomous uncrewed aerial systems (“UAS”) which drive revenue at the intersection of flight hardware, sensors and software for industries that include military/defense, public safety, surveying/mapping, agriculture, and utilities/engineering, among others. AgEagle has also achieved numerous regulatory firsts, including earning governmental approvals for its commercial and tactical drones to fly Beyond Visual Line of Sight (“BVLOS”) and/or Operations Over People (“OOP”) in the United States, Canada, Brazil and the European Union and being awarded Blue UAS certification from the Defense Innovation Unit of the U.S. Department of Defense (“DoD”).

AgEagle’s shift and expansion from solely manufacturing fixed-wing farm drones in 2018, to offering what the Company believes is one of the industry’s best fixed-wing, full-stack drone solutions, culminated in 2021 when the Company acquired three market-leading companies engaged in producing UAS airframes, sensors and software for commercial and government use. In addition to a robust portfolio of proprietary, connected hardware and software products; an established global network of over 200 UAS resellers; and enterprise customers worldwide; these acquisitions also brought AgEagle a highly valuable workforce comprised largely of experienced engineers and technologists with deep expertise in the fields of robotics, automation, manufacturing and data science. In 2022, the Company successfully integrated all three acquired companies with AgEagle to form one global company focused on taking autonomous flight performance to a higher level.

Our core technological capabilities include robotics and robotics systems autonomy; advanced thermal and multispectral sensor design and development; embedded software and firmware; secure wireless digital communications and networks; lightweight airframes; small UAS (“sUAS”) design, integration and operations; power electronics and propulsion systems; controls and systems integration; fixed wing flight; flight management software; data capture and analytics; human-machine interface development and integrated mission solutions.

The Company is currently headquartered in Wichita, Kansas, where we house our sensor manufacturing operations, and we manufacture drones in Lausanne, Switzerland. We also operate a distribution and service center for our drone products in Raleigh, North Carolina, which supports our international business activities.

We intend to grow our business and preserve our leadership position by developing new drones, sensors and software and capturing a significant share of the global drone market. In addition, we expect to accelerate our growth and expansion through strategic acquisitions of companies offering distinct technological and competitive advantages and have defensible intellectual property protection in place, if applicable.

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Key Growth Strategies

We intend to materially grow our business by leveraging our proprietary, best-in-class, full-stack drone solutions, industry influence and deep pool of talent with specialized expertise in robotics, automation, custom manufacturing and data science to achieve greater penetration of the global UAS industry - with near-term emphasis on capturing larger market share of the agriculture, energy/utilities, infrastructure and government/military verticals. We expect to accomplish this goal by first bringing three core values to life in our day-to-day operations and aligning them with our efforts to earn the trust and continued business of our customers and industry partners:

●	Innovation – Committed to driving forward with positive change, our team is committed to innovate in technology, strategies, and cross-department initiatives.

●	Passion – This fuels our obsession with excellence, our desire to try the difficult things and tackle big problems, and our commitment to meet our customers’ needs - and then surpass them.

●	Integrity – This is not optional or situational at AgEagle - it is the foundation for everything we do, even when no one is watching.

Key components of our growth strategy include the following:

●	Establish centers of excellence with respective expertise in UAS software, sensors and airframes – These centers of excellence cross pollinate ideas, industry insights and skill sets to yield intelligent autonomous solutions that fully leverage AgEagle’s experienced team’s specialized knowledge and know-how in robotics, automation, custom manufacturing and data science.

●	Deliver new and innovative solutions – AgEagle’s research and development efforts are critical building blocks of the Company, and we intend to continue investing in our own innovations, pioneering new and enhanced products and solutions that enable us to satisfy our customers - both in response to and in anticipation of their needs. AgEagle believes that by investing in research and development, the Company can be a leader in delivering innovative autonomous robotics systems and solutions that address market needs beyond our current target markets, enabling us to create new opportunities for growth.

●	Foster our entrepreneurial culture and continue to attract, develop and retain highly skilled personnel – AgEagle’s company culture encourages innovation and entrepreneurialism, which helps attract and retain highly skilled professionals. We believe this culture is key to nurture the design and development of the innovative, highly technical system solutions that give us our competitive advantage.

●	Growth through acquisition – Through successful execution of our growth-through-acquisition strategies, we intend to acquire technologically advanced UAS companies and intellectual property that complement and strengthen our value proposition to the market. We believe that by investing in complementary acquisitions, we can accelerate our revenue growth and deliver a broader array of innovative autonomous flight systems and solutions that address specialized market needs.

Competitive Strengths

We believe that the following attributes and capabilities provide us with long-term competitive advantages:

●	Proprietary technologies, in-house capabilities and industry experience – We believe our decade of experience in commercial UAS design and engineering; in-house manufacturing, assembly and testing capabilities; and advanced technology development skill set serve to differentiate AgEagle in the marketplace. In fact, approximately 70% of our Company’s global workforce is comprised of engineers and data scientists with deep experience and expertise in robotics, automation, custom manufacturing, and data analytics. In addition, AgEagle is committed to meeting and exceeding quality and safety standards for manufacturing, assembly, design and engineering and testing of drones, drone subcomponents and related drone equipment in our U.S. and Swiss-based manufacturing operations, and we were recommended to receive ISO 9001 international certification for our Quality Management System in June 2025.

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In December 2022, we unveiled our new eBee VISION, a small, fixed-wing UAS designed to provide real-time, enhanced situational awareness for critical intelligence, surveillance and reconnaissance missions; to produce and deliver eBee VISION fixed-wing drones and customized command and control software that proves compatible and is in full compliance with the DoD Robotic and Autonomous System-Air Interoperability Profile. In addition, three branches of European military forces accepted delivery of eBee VISION drones in 2023. In support of its sales and pre-order efforts, AgEagle’s team has been engaged in numerous live demonstrations and intensive training sessions with officials from government and military agencies across the world seeking to leverage the power of eBee VISION in their respective drone operations. In July 2023 alone, we completed a comprehensive training session with our first European military customers, who were confirmed as eBee VISION operators and qualified trainers of new users. These new customers confirmed with AgEagle’s technical teams that all operational capabilities of the eBee VISION continue to meet and exceed performance benchmarks in scouting, surveillance, usability, fast deployment and flight time, among other use case criteria specified by the international military community. We have also been working in close collaboration with our network of valued added reselling partners in France, United Kingdom, Poland, Italy and Spain, among other countries, to conduct live demonstrations and technical exchanges with prospective new customers, with emphasis on showcasing use of eBee VISION UAS for public safety and first responder missions, border patrol and a wide range of commercial applications.

In May 2023, we released the new RedEdge-P dual high resolution and RGB composite drone sensor, representing yet another AgEagle technological advancement in aerial imaging cameras, seamlessly integrating the power and performance of the RedEdge-P and the new RedEdge-P blue cameras in a single solution. The RedEdge-P dual doubles analytical capabilities with the benefit of a single camera workflow. Its coastal blue band - the first of its kind in the market - was specifically designed for vegetation analysis of water bodies; environmental monitoring; water management; habitat monitoring, protection and restoration; and vegetation species and weeds identification, including differentiating and counting plants, trees, invasive species and weeds.

●	AgEagle was awarded a Multiple Award Schedule (“MAS”) Contract by the U.S. federal government’s General Services Administration (“GSA”) – In April 2023, the centralized procurement arm of the federal government, the GSA, awarded us with a five-year MAS contract. The GSA Schedule Contract is a highly coveted award in the government contracting space and is the result of a rigorous proposal process involving the demonstration of products and services in-demand by government agencies, and the negotiation of their prices, qualifications, terms and conditions. Contractors selling through the GSA Contract are carefully vetted and must have a proven track record in the industry. We believe that this will serve to advance our efforts to achieve deeper penetration of the government sector over the next five years.

●	Our eBee TAC UAS has been approved by the Defense Innovation Unit (DIU) for procurement by the Department of Defense – We believe that the eBee TAC is ideally positioned to become an in-demand, mission critical tool for the U.S. military, government and civil agencies and our allies worldwide; and expect that this will prove to be a major growth catalyst for our Company and positively impact our financial performance in the years ahead. eBee TAC is available for purchase by U.S. government agencies and all branches of the military on GSA Schedule Contract #47QTCA18D003G, supplied by Hexagon US Federal and partner Tough Stump Technologies as a standalone solution or as part of the Aerial Reconnaissance Tactical Edge Mapping Imagery System. Tough Stump Technologies is actively engaged in training military ground forces based in the U.S. and in Central Europe on the use of eBee TAC for mid-range tactical mapping and reconnaissance missions.

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●	Our eBee X series of fixed wing UAS, including the eBee X, eBee Geo and eBee TAC, are the first and only drones on the market to comply with Category 3 of the sUAS Over People rules published by the Federal Aviation Administration – It is another important testament of our commitment to providing best-in-class solutions to our commercial customers, and we believe it will serve as a key driver in the growth of eBee utilization in the United States.

●	Our eBee X series of drones are the world’s first UAS in its class to receive design verification for BVLOS and OOP from European Union Aviation Safety Agency (“EASA”) – The EASA design verification report (“DVR”) demonstrates that the eBee X meets the highest possible quality and ground risk safety standards and, thanks to its lightweight design, effects of ground impact are reduced. As such, drone operators conducting advanced drone operations in 27 European Member States, Iceland, Liechtenstein, Norway, and Switzerland can obtain the HIGH or MEDIUM robustness levels of the M2 mitigation without additional verification from EASA. Regulatory constraints relating to limitations of BVLOS and OOP have continued to be a gating factor to widespread adoption of commercial drone technologies across a wide range of industry sectors worldwide. Being the first company to receive this DVR from EASA for M2 mitigation is a milestone for AgEagle and our industry in the European Union and will be key to fueling growth of our international customer base.

In August 2022, we announced that the eBee X, eBee GEO and eBee AG were the first commercial drones to be designated with the C2 class identification label in accordance with EASA regulations. As of August 22, 2022, drone operators flying C2 labeled eBees are able to conduct missions in the “Open Category” with all the advantages that this entails. The C2 certification allows the eBee X series, with correct labelling, to fly at a horizontal distance of 30 meters from uninvolved people. By contrast, heavy drones like VTOLs or quadcopters must maintain a distance of 150 meters from people and any residential, commercial, industrial and recreational areas, limiting their operational capabilities to remote zones.

In early October 2023, the eBee X series of drones were designated with the C6 class identification label in accordance with European Union regulations. As of January 1, 2024, drone operators of C6-labeled eBees are able to conduct BVLOS operations with airspace observers over a controlled ground area in a sparsely populated environment throughout Europe. Operators simply need to submit a required declaration with their applicable National Aviation Authority indicating whether they intend to fly missions in accordance with the European Standard Scenario- (“STS-”) 01 or STS-02. The inclusion of the C6 marking alongside our C2-labeled eBee drones will significantly enhance the market advantages for our European customers. It grants access to areas and operational modes restricted to drones weighing over 4 kilograms, all without the requirement for formal permissions or regulatory waivers.

●	Our global reseller network currently has more than 200 drone solutions providers in 75+ countries – By leveraging our relationships with the specialty retailers that comprise our global reseller network, AgEagle benefits from enhanced brand-building, lower customer acquisition costs and increased reach, revenues and geographic and vertical market penetration. With the integration of our 2021 strategic acquisitions, we can now leverage our collective reseller network to accelerate our revenue growth by educating and encouraging our partners to market AgEagle’s full suite of airframes, sensors and software as bundled solutions in lieu of marketing only previously siloed products or product lines to end users.

In late 2022, we partnered with government contractor Darley to expand the market reach of AgEagle’s high performance fixed wing drones and sensors to the U.S. first responder and tactical defense markets. Distinguished as one of the nation’s longest standing government contracting organizations, Darley is expected to become a key contributor to AgEagle’s success in delivering best-in-class UAS solutions to a wide range of state and federal agencies. Providing our best-in-class autonomous flight solutions for public safety applications through trusted resellers like Darley represents an entirely new market opportunity for AgEagle and one we intend to vigorously pursue in the coming year.

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Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we may take advantage of certain reduced disclosure obligations available to smaller reporting companies, including the exemption from compliance with the auditor attestation requirements pursuant to the Sarbanes-Oxley Act of 2022, reduced disclosure about our executive compensation arrangements and the requirements to provide only two years of audited financial statements in our annual reports and registration statements. We will continue to be a “smaller reporting company” as long as (1) we have a public float (i.e., the market value of our common stock held by non-affiliates) less than $250 million calculated as of the last business day of our most recently completed second fiscal quarter, or (2) our annual revenues are less than $100 million for our previous fiscal year and we have either no public float or a public float of less than $700 million as of the end of that fiscal year’s second fiscal quarter. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Exchange Listing

Our common stock is listed on the NYSE American under the symbol “UAVS”. Any preferred shares, warrants or units that we may offer may or may not be listed, as shall be disclosed in the supplements to this prospectus relating to the offering of such securities.

General Corporate Information

We were incorporated in the State of Nevada on April 22, 2015. Our principal executive offices are located at 8201 E. 34th Street N., Suite 1307, Wichita, Kansas 67226 and our telephone number is 620-325-6363. Our website address is http://www.ageagle.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

The Securities We May Offer

We may offer our common stock, shares of our preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or as units in combination with other securities, with a total value of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity;

●	original issue discount;

●	rates and times of payment of interest or dividends;

●	redemption, conversion, exercise, exchange or sinking fund terms;

●	ranking;

●	restrictive covenants;

●	voting or other rights;

●	conversion or exchange prices or rates and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

●	a discussion of material United States federal income tax considerations, if any.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents, underwriters or dealers reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents, underwriters or dealers, we will include in the applicable prospectus supplement:

●	the names of those agents, underwriters, or dealers;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which descriptions are incorporated by reference herein, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

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FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, or the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management and involve risks and uncertainties. Forward-looking statements include statements regarding our plans, strategies, objectives, expectations and intentions, which are subject to change at any time at our discretion. Forward-looking statements include our assessment, from time to time, of our competitive position, the industry environment, potential growth opportunities, the effects of regulation and events outside of our control, such as natural disasters, wars or health epidemics. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions.

Forward-looking statements are merely predictions and therefore inherently subject to uncertainties and other factors which could cause the actual results to differ materially from the forward-looking statement. These uncertainties and other factors include, among other things:

●	unexpected technical and marketing difficulties inherent in major research and product development efforts;

●	our ability to remain a market innovator, to create new market opportunities, and/or to expand into new markets;

●	the potential need for changes in our long-term strategy in response to future developments;

●	our ability to attract and retain skilled employees;

●	our ability to raise sufficient capital to support our operations and fund our growth initiatives;

●	unexpected changes in significant operating expenses, including components and raw materials;

●	any disruptions or threatened disruptions to or relations with our resellers, suppliers, customers and employees, including shortages in components for our products;

●	changes in the supply, demand and/or prices for our products;

●	increased competition, including from companies which may have substantially greater resources than we have, and, in the uncrewed aircraft systems segments from lower-cost commercial drone manufacturers who may seek to enhance their systems’ capabilities over time;

●	the complexities and uncertainty of obtaining and conducting international business, including export compliance and other reporting and compliance requirements;

●	the impact of potential security and cyber threats or the risk of unauthorized access to our, our customers’ and/or our suppliers’ information and systems;

●	uncertainty in the customer adoption rate of commercial use uncrewed aerial systems;

●	changes in the regulatory environment and the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements;

●	our ability to continue to successfully integrate acquired companies into our operations, including the ability to timely and sufficiently integrate international operations into our ongoing business and compliance programs;

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●	failure to develop new products or integrate new technology into current products;

●	unfavorable results in legal proceedings to which we may be subject;

●	failure to establish and maintain effective internal control over financial reporting; and

●	general economic and business conditions in the United States and elsewhere in the world, including the impact of inflation.

Any forward-looking statement in this prospectus, in any related prospectus supplement and in any related free writing prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our business, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus and any related prospectus supplement and the documents that we reference herein and therein and have filed as exhibits hereto and thereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus and any related prospectus supplement also contain or may contain estimates, projections and other information concerning our industry, our business and the markets for our products, including data regarding the estimated size of those markets and their projected growth rates. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty, including those discussed in “Risk Factors.” We caution you not to give undue weight to such projections, assumptions and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

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USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder primarily for working capital and general corporate purposes, including making investments and share repurchases. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We intend to retain future earnings, if any, to finance the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors our board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

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DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to our Articles of Incorporation, as amended (“Articles of Incorporation”), and our Second Amended and Restated Bylaws (“Bylaws”), copies of which are on file with the SEC as exhibits to registration statements previously filed by us. See “Where You Can Find More Information.”

Overview

Our authorized capital stock consists of 225,000,000 shares, of which 200,000,000 shares are designated as common stock, and 25,000,000 shares are designated as preferred stock, par value $0.001 per share of which (i) no shares have been designated as Series A Preferred Stock, (ii) 1,764 shares have been designated as Series B Preferred Stock, (iii) 10,000 shares have been designated as Series C Preferred Stock, (iv) 2,000 shares have been designated as Series D Preferred Stock, (v) 1,050 shares have been designated as Series E preferred stock, and (vi) 35,000 shares have been designated as Series F Preferred Stock.

As of September 9, 2025, we had 35,479,962 shares of common stock issued and outstanding, and 2,833 shares of Series F Preferred outstanding.

Common Stock

Voting Rights

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action other than the election of directors shall be authorized by a majority of the votes cast, except where the Nevada Revised Statutes prescribes a different percentage of votes and/or exercise of voting power.

Dividend Rights

Subject to the rights of the holders of preferred stock, the holders of outstanding common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that the Board of Directors may determine.

No Preemptive or Similar Rights

Holders of our common stock do not have preemptive rights and shares of our common stock are not convertible or redeemable.

Right to Receive Liquidation Distributions

Subject to the rights of the holders of preferred stock, as discussed below, upon our dissolution, liquidation or winding-up, our assets legally available for distribution to our stockholders are distributable ratably among the holders of common stock.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is EQ Shareowner Services.

Anti-Takeover Effects of Certain Provisions of Nevada Law

The following is a summary of certain provisions of Nevada law, our Articles of Incorporation and our Bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the Nevada Revised Statutes and our Articles of Incorporation and Bylaws.

Effect of Nevada Control Share Statute. We are subject to Sections 78.378 to 78.3793 of the Nevada Revised Statutes, which are referred to as the Control Share Statute that is a type of anti-takeover law. In general, these provisions restrict the ability of individuals and groups acquiring a controlling interest of the voting shares of certain Nevada corporations from exercising the voting rights of the acquired shares, absent required stockholder approval of the share acquisition transaction. These provisions apply to a Nevada corporation that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada. The Control Share Statute provides that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the Control Share Statute, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority, or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

To avoid the voting restriction, the acquisition of a controlling interest must be approved by both (a) the holders of a majority of the voting power of the corporation, and (b) if the acquisition would adversely alter or change any preference or any relative or other right given to any other class or series of outstanding shares, the holders of the majority of each class or series affected, excluding those shares as to which any interested stockholder exercises voting rights, and the approval must specifically include the conferral of such voting rights. Although we have not opted out of this statute, a corporation alternatively may expressly elect not to be governed by the provisions in either its articles of incorporation or its bylaws. Additionally, in the face of potential control share transaction, a corporation, if it has not opted out of the statutory provisions, may opt out of the control share statute by amending its articles of incorporation or its bylaws prior to the 10th day following the acquisition of a controlling interest by an acquiring person.

Effect of Nevada Business Combination Statute. We are subject to Sections 78.411 to 78.444 of the Nevada Revised Statutes, which are referred to as the Business Combination Statute. This statute is designed to limit acquirers of voting stock of a corporation from effecting a business combination without the consent of the stockholders or board of directors. The statute provides that specified persons who, together with their affiliates and associates, own, or within two years did own, 10% or more of the outstanding voting stock of a Nevada corporation with at least 200 stockholders of record cannot engage in specified business combinations with a Nevada corporation for a period of two years after the date on which the person became an interested stockholder, unless (a) the business combination or the transaction by which the person first became an interested stockholder was approved by the Nevada corporation’s board of directors before the person first became an interested stockholder, or (b) the combination is approved by the board and, at or after that time, the combination is approved at an annual or special meeting of the stockholders by the affirmative vote of 60% or more of the voting power of the disinterested stockholders.

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement and any related free writing prospectus related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture will not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities, the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities, and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

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●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

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●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

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Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “—Consolidation, Merger or Sale;”

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

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Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating such securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

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Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

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DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We have filed or will file forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including, to the extent applicable:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock or preferred stock, the number of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of material United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any; or

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant or warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent, if applicable, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of any warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to any warrant agent in connection with the exercise of the warrant.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

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DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement and related free writing prospectus, summarizes the material terms and provisions of the units that we may offer under this prospectus. We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of any unit agent in the applicable prospectus supplement relating to a particular series of units. The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to all of the provisions of the unit agreement and/or unit certificate, and depositary arrangements, if applicable. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the units that we may offer under this prospectus, as well as the complete unit agreement and/or unit certificate, and depositary arrangements, as applicable, that contain the terms of the units.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and/or unit certificate, and depositary arrangements, as applicable, that contain the terms of the particular series of units we are offering, and any supplemental agreements, before the issuance of such units.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	whether the units will be issued in fully registered or global form; and

●	any other terms of the units.

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LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

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Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

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If securities are issued only as global securities, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

●	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, a global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at the market offerings,” negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of the underwriters, dealers, agents or other purchasers, if any;

●	the purchase price of the securities or other consideration therefor, and the proceeds we will receive from the sale;

●	any option to purchase additional shares or other options under which underwriters, dealers, agents or other purchasers may purchase additional securities from us;

●	any agency fees or underwriting discounts to be allowed or paid to the agent or underwriters and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement other than securities covered by any option to purchase additional shares or other option. If a dealer is used in the sale of securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

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We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents, dealers and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, dealers or underwriters may make with respect to these liabilities. Agents, dealers and underwriters or their affiliates may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares or in the open market after the distribution is completed, to cover short positions. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters, dealers or agents that are qualified market makers on the NYSE American may engage in passive market making transactions in our common stock on the NYSE American in accordance Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The anticipated date of delivery offered securities will be set forth in the applicable prospectus supplement relating to each offer.

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LEGAL MATTERS

Duane Morris LLP, Los Angeles, California has acted as our securities counsel. In addition, counsel that will be named in the applicable prospectus supplement will pass upon the validity of any securities offered under the applicable prospectus supplement for any underwriters or agents.

EXPERTS

The consolidated financial statements of AgEagle for the two years ended December 31, 2024 and 2023 have been audited by Withum Smith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon appearing in AgEagle’s Annual Report on Form 10-K for the year ended December 31, 2024, and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report, which includes an explanatory paragraph on our ability to continue as a going concern, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Additional information about the Company is contained at our website, www.ageagle.com. Information on our website is not incorporated by reference into this prospectus. We make available on our website our SEC filings as soon as reasonably practicable after those reports are filed with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-36312. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 31, 2025;

●	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 15, 2025 and August 14, 2025, respectively;

●	Our Current Reports on Form 8-K filed with the SEC on February 10, 2025, April 4, 2025, April 16, 2025, April 29, 2025, June 12, 2025, June 18, 2025, July 9, 2025, and July 14, 2025 (other than information in such Current Reports deemed to have been furnished and not filed in accordance with the rules of the SEC);

●	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2025; and

●	The description of our common stock set forth in: (i) our registration statement on Form 8-A filed with the SEC on June 12, 2014, including any amendments thereto or reports filed for the purposes of updating this description, and (ii) Exhibit 4.1 to our amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023 filed with the SEC on November 27, 2024.

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We also incorporate by reference into this prospectus all documents (other than portions of those documents not deemed filed) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act: (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus but prior to the termination of the offering (i.e., until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus forms a part has been withdrawn). These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Information in such future filings updates and supplements the information provided in this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, including exhibits that are specifically incorporated by reference into such documents. You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

AgEagle Aerial Systems Inc.

8201 E. 34th Street North, Suite 1307

Wichita, Kansas 67226

(620) 325-6363

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may also access these documents, free of charge, on the SEC’s website at www.sec.gov or on our website, www.ageagle.com. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus or any accompanying prospectus supplement.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

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100,000 shares of Series G Convertible Preferred Stock

(and the Shares of Common Stock issuable upon conversion of such Series G Convertible Preferred Stock)

PROSPECTUS SUPPLEMENT

November 5, 2025